UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 22, 2023

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On September 22, 2023, the Company held its 2023 Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing two Class III Directors to hold office until the 2026 Annual Meeting of Stockholders, (ii) providing approval to adopt the Certificate of Amendment of Certificate of Incorporation described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 24, 2023, and initially mailed to stockholders on that date (the “2023 Proxy Statement”), which will remove the creditor compromise provision that is contained in Article NINTH of the Company’s current Certificate of Incorporation, (iii) providing approval to adopt the Certificate of Amendment of Certification of Incorporation described in the 2023 Proxy Statement, which will add officer exculpation to Article SEVENTH of the Company’s current Certificate of Incorporation, (iv) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2024, (v) providing approval, on an advisory basis, of compensation of the Company’s Named Executive Officers as used in the 2023 Proxy Statement, (vi) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation, and (vii) transacting such other business as may properly come before the Annual Meeting or any adjournment thereof. Each holder of common stock was entitled to one vote for each share held on the record date.

The following individuals were elected as Class III Directors to hold office until the 2026 Annual Meeting of Stockholders: Gary R. Fairhead and Dilip S. Vyas. The number of shares cast for, against/withheld and broker non-votes, with respect to the nominee were as follows:

Nominee	For	Against / Withheld	Broker Non-Votes
Gary R. Fairhead	2,191,237	296,128	1,502,484
Dilip S. Vyas	1,998,933	488,432	1,502,484

The following persons are directors of the Company whose current term extends beyond the 2023 Annual Meeting of Stockholders: Linda K. Frauendorfer, Bruce J. Mantia, Thomas W. Rieck and Paul J. Plante. There was no solicitation in opposition to management’s nominees for directors.

On the proposal for the stockholders to approve and adopt the Certificate of Amendment of the Certificate of Incorporation of the Company which will remove the creditor compromise provision that is contained in Article NINTH of the Company’s current Certificate of Incorporation, a total of 2,230,657 shares voted in favor, 99,489 shares voted against, 157,219 shares abstained and there were 1,502,484 broker non-votes cast. The approval by a majority of the outstanding shares of the Company’s common stock is needed to pass the proposal. Because only 36.62% of the outstanding shares of the Company’s common stock voted in favor, the proposal did not pass.

On the proposal for the stockholders to approve and adopt the Certificate of Amendment of the Certificate of Incorporation of the Company which will add officer exculpation to Article SEVENTH in the Company’s present Certificate of Incorporation, a total of 1,601,127 shares voted in favor, 718,650 shares voted against, 167,588 shares abstained and there were 1,502,484 broker non-votes cast. The approval by a majority of the outstanding shares of the Company’s common stock is needed to pass the proposal. Because only 26.29% of the outstanding shares of the Company’s common stock voted in favor, the proposal did not pass.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2024. A total of 3,804,610 shares were cast for such ratification, 30,486 shares were voted against, and 154,753 shares abstained.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. A total of 2,038,906 shares were cast for such approval, 250,017 shares voted against/withheld, 198,442 shares abstained and there were 1,502,484 shares represented by broker non-votes with respect to such approval.

The stockholders voted to approve, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every year. A total of 1,801,801 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 21,050 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 517,218 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years, 147,296 shares abstained with respect to such votes and there were 1,502,484 shares represented by broker non-votes with respect to such recommendation. Based upon the voting results of the advisory proposal on the frequency of future votes on executive compensation, the Company’s Board of Directors has determined that future advisory votes on executive compensation will be submitted to stockholders on an annual basis until the next vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2023		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: Chief Executive Officer